Exhibit 99.3

MISCOR GROUP, LTD.
E.T. Smith Services of Alabama, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINING
FINANCIAL INFORMATION

The following unaudited pro forma condensed combining financial infomration has been prepared to give effect to the acquisition of E.T. Smith Services of Alabama, Inc. (“E.T. Smith”) on May 31, 2006. The pro forma condensed combining balance sheet data has been prepared based on the historical balance sheets of the MISCOR Group, Ltd. (the “Company ”)(as of April 2, 2006) and E.T. Smith (as of March 31, 2006) as if that acquisition was effective as of April 2, 2006. The pro forma statement of operations data has been prepared based on the historical statements of operations of the Company (for the year ended December 31, 2005 and the three months ended April 2, 2006) and E.T. Smith (for the year ended September 30, 2005 and the three months ended March 31, 2006) as if the acquisition were effective as of January 1, 2005.

The assets acquired and liabilities assumed in connection with the E.T. Smith acquisition are reflected at estimated fair values as determined by our management based on information currently available and on current assumptions as to future operations. We have allocated the purchase price based on preliminary estimates of the fair values of the acquired property, plant and equipment, and identified intangible assets, and their estimated remaining useful lives. Accordingly, the allocation of the purchase price and the assigned estimated useful lives are subject to revision, based on the final determination of appraised and other fair values, and related tax effects.

The unaudited pro forma financial data are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the consolidated companies that would have actually occurred had the transactions been effective during the periods presented or of the future financial position or future results of operations of the consolidated companies. You should read this information in conjunction with the accompanying notes thereto and with the historical consolidated financial statements and accompanying notes of the Company and E.T. Smith included elsewhere in this document.

The unaudited pro forma information gives effect only to adjustments set forth in the accompanying notes thereto and does not reflect any anticipated future cost savings or other benefits as a result of the acquisition.

MISCOR GROUP, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEETS
April 2, 2006
(Amounts in thousands, except share and per share data)

	HISTORICAL
	MISCOR	E.T. SMITH SERVICES	ADJUSTMENTS		PRO FORMA
ASSETS
CURRENT ASSETS
Cash	$431	$413	$(413)	(1)	$431
Accounts receivable, net	8,501	1,238			9,739
Inventories, net	8,413	409			8,822
Prepaid expenses and other current assets	967	32	(32)	(1)	967
Total current assets	18,312	2,092	(445)		19,959

PROPERTY AND EQUIPMENT, net	4,057	1,836	1,041	(2)	6,934

OTHER ASSETS
Deposits	163	2	(2)	(1)	163
Debt issue costs, net	2,871	20	(20)	(1)	2,871
Other intangibles, net	3	-			3
Total other assets	3,037	22	(22)		3,037

Total Assets	$25,406	$3,950	$574		$29,930

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Revolving credit line, net	$4,432	$-	$1,287	(3)	$5,719
Current portion of long-term debt	1,224	168	112	(3)	1,504
Accounts payable	4,993	438	601	(4)	6,032
Accrued expenses and other current liabilities	2,135	98			2,233
Total current liabilities	12,784	704	2,000		15,488

LONG TERM LIABILITIES
Long-term debt, net of discount	5,396	910	910	(3)	7,216
Long-term debt, Stockholder	3,000	1,904	(1,904	)(1)	3,000
Deferred income taxes	-	127	(127)	(5)	-
Total long-term liabilities	8,396	2,941	(1,121)		10,216

Total liabilities	21,180	3,645	879		25,704

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY	4,226	305	(305	)(6)	4,226

Total Liabilities and Stockholders' Equity	$25,406	$3,950	$574		$29,930

MISCOR GROUP, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Amounts in thousands, except share and per share data)

	HISTORICAL
	MISCOR	E.T. SMITH SERVICES	ADJUSTMENTS		PRO FORMA
REVENUES
Product sales	$14,587	$5,518	$-		$20,105
Service revenue	31,709	-	-		31,709
REVENUES	46,296	5,518	-		51,814

COST OF REVENUES
Product sales	11,131	3,865	-		14,996
Service revenue	26,009	-	-		26,009
COST OF REVENUES	37,140	3,865	-		41,005

Gross Profit	9,156	1,653	-		10,809

Selling, general and administrative expenses	9,672	1,090	-		10,762

Operating income (loss)	(516)	563	-		47

Interest expense	6,711	179	73	(7)	6,963
Other income	(31)	(5)	-		(36)

Net income (loss) before taxes	(7,196)	389	(73)		(6,880)

Income taxes	-	259	(259	)(8)	-

NET INCOME (LOSS)	$(7,196)	$130	$186		$(6,880)

Basic and diluted loss per common share	$(0.07)	$13.00			$(0.07)

Weighted average number of common shares	99,417,698	10,000			99,417,698

MISCOR GROUP, LTD. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED APRIL 2, 2006
(Amounts in thousands, except share and per share data)

	HISTORICAL
	MISCOR	E.T. SMITH SERVICES	ADJUSTMENTS	PRO FORMA
REVENUES
Product sales	$5,160	$2,264	$-	$7,424
Service revenue	8,091	-	-	8,091
REVENUES	13,251	2,264	-	15,515

COST OF REVENUES
Product sales	3,853	1,693	-	5,546
Service revenue	6,687	-	-	6,687
COST OF REVENUES	10,540	1,693	-	12,233

Gross Profit	2,711	571	-	3,282

Selling, general and administrative expenses	2,531	337	-	2,868

Operating income (loss)	180	234	-	414

Interest expense	966	20	51 (7)	1,037

Net income (loss) before taxes	(786)	214	(51)	(623)

Income taxes	-	-	-	-

NET INCOME (LOSS)	$(786)	$214	$(51)	$(623)

Basic and diluted loss per common share	$(0.01)	$21.40		$(0.01)

Weighted average number of common shares	105,178,981	10,000		105,178,981

MISCOR GROUP, LTD.
E.T. Smith Services of Alabama, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
FINANCIAL INFORMATION

1.
To eliminate historical assets and liabilities of E.T. Smith of Alabama, Inc. (“E.T. Smith”) not acquired or assumed by MISCOR Group, Ltd. (the “Company”) in connection with the acquisition. These historical assets and liabilities (at March 31, 2006) include: cash in the amount of $413; prepaid expenses and other current assets in the amount of $32; deposits in the amount of $2; deferred financing costs in the amount of $20; long-term debt payable to parent company of $1,904.

2.	To increase the historical cost of property and equipment acquired to estimated fair value.

3.
To record the elimination of historical debt (aggregate of $1,078 as of April 2, 2006) of E.T Smith not assumed by the Company in connection with the acquisition, and the borrowings by the Company (aggregate of $3,387) to finance the acquisition.

4.	To record the unpaid amount of the purchase price at the closing date of the acquisition as a pro forma liability.

5.	To eliminate the historical deferred tax liability (at March 31, 2006) of E.T. Smith not assumed by the Company in connection with the acquisition (asset purchase).

6.	To eliminate the historical equity (at March 31, 2006) of E.T. Smith.

7.
To eliminate the historical interest expense recorded by E.T. Smith and record additional interest expense related to the debt incurred by the Company in connection with the acquisition. Interest expense for the debt incurred by the Company has been calculated as follows:

a.
Revolving credit line - interest at the prime rate plus 1.5% (blended average rate for prime rate of 6.25% used for 2005 and 7.50% for the three months ended April 2, 2006) on borrowings of $1,287, resulting in additional pro forma interest expense of $100 for the year ended December 31, 2005, and $25 for the three months ended April 2, 2006.

b.
Term debt - interest at the prime rate plus 1% on borrowings of $2,100, resulting in pro forma interest expense of $152 for the year ended December 31, 2005, and $46 for the three months ended April 2, 2006.

8.
To eliminate the historical provision for income taxes recorded by E.T. Smith assuming that the pre-tax profits earned by E.T. Smith as a wholly owned subsidiary of the Company would be absorbed by net operating tax loss carryforwards of the Company.